Exhibit 10.6

FOURTH AMENDMENT
TO THE
PMA CAPITAL CORPORATION RETIREMENT SAVINGS EXCESS PLAN
(As Amended and Restated Effective January 1, 2000)

WHEREAS, PMA Capital Corporation (the “Company”) maintains the PMA Capital Corporation Retirement Savings Excess Plan (the “Plan”) for the purpose of providing certain eligible employees of the Company and certain of its participating affiliates with benefits that would be provided under the PMA Capital Corporation Retirement Savings Plan but for the limitations imposed by Sections 401(k), 401(m), 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Plan was most recently amended and restated effective January 1, 2000 and has since been modified by the First Amendment thereto effective January 1, 2003, by the Second Amendment thereto effective January 1, 2004 and by the Third Amendment thereto effective January 1, 2006; and

WHEREAS, the Company desires to clarify that Retirement Credits under the Plan are intended to be based on “compensation” that includes Employee Pre-Tax Credits to the Plan; and

WHEREAS, under Sections 8.1(a) and 10.4 of the Plan, the Company has reserved the right to amend the Plan with respect to all Participating Companies at any time, subject to certain inapplicable limitations;

NOW, THEREFORE, effective January 1, 2006, the Company hereby amends the Plan as follows:

I.  Section 4.6 of the Plan is amended in its entirety to read as follows:

“4.6 Retirement Credits. For each calendar quarter for which a Participant is entitled to a Retirement Contribution under the Qualified Plan, the Plan Sponsor shall credit each Participant’s Excess Retirement Savings Plan Account with Retirement Credits in an amount equal to:

(a) The amount of Retirement Contributions that would have been made for the calendar quarter on behalf of the Participant, but for the limitations of Sections 401(a)(17) and 415 of the Code and deeming “compensation” to include Employee Pre-Tax Credits to this Plan; minus

(b) The amount of Retirement Contributions actually made to the Qualified Plan on behalf of the Participant for the calendar quarter.

IN WITNESS WHEREOF, PMA CAPITAL CORPORATION has caused these presents to be duly executed, under seal, this 20 day of December, 2006.

Attest:	PMA CAPITAL CORPORATION
[SEAL]
/s/ Andrew J. McGill
Andrew J. McGill
Vice President, Human Resources